                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A
                                (Amendment No. 1)

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                        May 5, 1998 (February 27, 1998)



                                ENVOY CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Tennessee                      0-25062                 62-1575729
----------------------------     ------------------------    -------------------
(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
      of incorporation)                                      Identification No.)


15 Century Boulevard, Suite 600, Nashville, TN                       37214
--------------------------------------------------------      -----------------
   (Address of principal executive offices)                       (Zip Code)



       Registrant's telephone number, including area code: (615) 885-3700



                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

This Current Report on Form 8-K/A amends and supersedes, to the extent set forth herein, subsection (b) and supplements subsection (c) of "Item 7. Financial Statements, Pro Forma Financial Information and Exhibits" of the Registrant's Current Report on Form 8-K, as filed on March 9, 1998.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits


(b) The Registrant has restated certain of its historical fiscal year end audited financial statements and the related financial statement schedule to reflect the business combinations with the ExpressBill Companies consistent with the accounting treatment for a pooling of interests. Listed below are the financial statements, the financial statement schedule and related information which are responsive to Item 7(b) hereof.

          Reports of Independent Auditors
          Consolidated Balance Sheets
          Consolidated Statement of Operations
          Consolidated Statements of Shareholders' Equity
          Consolidated Statements of Cash Flows
          Notes to Consolidated Financial Statements
          Schedule II - Valuation and Qualifying Accounts

(c) The following exhibits are being filed herewith as a result of the restatement of the Company's audited financial statements to reflect the business combinations with the ExpressBill Companies:

     Exhibits:

          23.1         Consent of Ernst & Young LLP

          23.2         Consent of Arthur Andersen LLP

          27           Financial Data Schedule (for SEC use only)

                         Report of Independent Auditors


Board of Directors and Shareholders
ENVOY Corporation

We have audited the accompanying consolidated balance sheets of ENVOY Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. Our audits also included the accompanying financial statement schedule filed herewith. These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits. We did not audit the financial statements of Professional Office Services, Inc. and XpiData, Inc., which statements reflect total assets constituting 8% in 1997 and 5% in 1996, and total revenues constituting 18% in 1997, 16% in 1996, and 24% in 1995 of the related consolidated totals. Those statements were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to data included for Professional Office Services, Inc. and XpiData, Inc., is based solely on the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ENVOY Corporation and subsidiaries at December 31, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.


                                       /s/ Ernst & Young LLP


Nashville, Tennessee
March 5, 1998, except for Notes 1 and 4, as to which the date is April 29, 1998

                                ENVOY Corporation

                           Consolidated Balance Sheets

                        (In thousands, except share data)


                                                                DECEMBER 31,
                                                           1997            1996
                                                        --------------------------
Assets
Current assets:
    Cash and cash equivalents                           $   8,598        $  36,737
    Trade accounts receivable, less allowance for
       doubtful accounts of $3,641 and $2,228 in
       1997 and 1996, respectively                         33,510           24,549
    Inventories                                             2,585            2,975
    Deferred income taxes                                   1,797            1,309
    Other                                                   1,811            3,000
                                                        --------------------------
Total current assets                                       48,301           68,570

Property and equipment:
    equipment                                              35,890           26,791
    Furniture and fixtures                                  2,433            3,197
    Leasehold improvements                                  2,766            2,156
                                                        --------------------------
                                                           41,089           32,144
Less accumulated depreciation and amortization            (21,581)         (15,507)
                                                        --------------------------
                                                           19,508           16,637
Other assets:
   Goodwill, net of amortization                           32,719           26,981
   Other intangibles, net of amortization                  22,592           25,682
   Deferred income taxes                                    9,972                0
   Other                                                    4,431            2,487
                                                        --------------------------
Total assets                                            $ 137,523        $ 140,357
                                                        ==========================

See accompanying notes.

                                ENVOY Corporation

                     Consolidated Balance Sheets (Continued)

                        (In thousands, except share data)


                                                                DECEMBER 31,
                                                           1997            1996
                                                        --------------------------
Liabilities and shareholders' equity
Current liabilities:
    Accounts payable                                    $   3,334        $   5,707
    Accrued expenses and other current liabilities         25,362           13,154
    Short-term debt                                         1,315            1,781
    Current portion of long-term debt                         263              387
                                                        --------------------------
Total current liabilities                                  30,274           21,029

Long-term debt, less current portion                          527            8,926

Deferred income taxes                                           0            1,988

Other non-current liabilities                               9,163                0

Shareholders' equity:
    Preferred stock--No par value; authorized,
       12,000,000 shares; issued, 3,730,233                40,100           40,100
    Common stock--No par value;
       authorized, 48,000,000 shares;
       issued, 20,075,822 and 18,854,531 in
       1997 and 1996, respectively                        114,652          103,265
    Additional paid-in capital                              7,208            7,193
    Retained deficit                                      (64,401)         (42,144)
                                                        --------------------------
Total shareholders' equity                                 97,559          108,414
                                                        --------------------------
Total liabilities and shareholders' equity              $ 137,523        $ 140,357
                                                        ==========================

See accompanying notes

                                ENVOY Corporation

                      Consolidated Statements of Operations

                      (In thousands, except per share data)


                                                                           YEAR ENDED DECEMBER 31,
                                                                    1997             1996            1995
                                                                  -----------------------------------------

Revenues                                                          $ 137,605        $ 90,572        $ 34,197

Operating costs and expenses:
    Cost of revenues                                                 66,439          45,279          20,433
    Selling, general and administrative                              32,734          24,631          11,156
    Depreciation and amortization                                    26,095          19,508           2,725
    Merger and facility integration costs                                 0           4,664               0
    Write-off of acquired in-process technology                      38,000          30,700               0
    EMC losses                                                            0             540               0
                                                                  -----------------------------------------
Operating loss                                                      (25,663)        (34,750)           (117)

Other income (expense):
    Interest income                                                   1,312           1,032             380
    Interest expense                                                 (1,577)         (2,872)           (659)
                                                                  -----------------------------------------
                                                                       (265)         (1,840)           (279)
                                                                  -----------------------------------------
Loss from continuing operations
    before income taxes and loss in investee                        (25,928)        (36,590)           (396)

Provision (benefit) for income taxes                                 (5,218)          1,717             (50)
Loss in investee                                                          0               0          (1,776)
                                                                  -----------------------------------------
Loss from continuing operations                                     (20,710)        (38,307)         (2,122)

Income from discontinued operations, net of
     income taxes                                                         0               0              30

First Data transaction expenses, including income taxes                   0               0          (2,431)
                                                                  -----------------------------------------
Loss from discontinued operations                                         0               0          (2,401)
                                                                  -----------------------------------------
Net loss                                                          $ (20,710)       $(38,307)       $ (4,523)
                                                                  =========================================

 (Continued)

                                ENVOY Corporation

                Consolidated Statements of Operations (Continued)

                      (In thousands, except per share data)



                                                                           YEAR ENDED DECEMBER 31,
                                                                    1997             1996            1995
                                                                  -----------------------------------------

Loss per common share:
       Continuing operations                                      $   (1.05)       $  (2.32)       $  (0.14)
       Discontinued operations                                            0               0           (0.17)
                                                                  -----------------------------------------
Net loss per common share                                         $   (1.05)       $  (2.32)       $  (0.31)
                                                                  =========================================

Weighted average shares outstanding                                  19,686          16,519          14,739
                                                                  =========================================
Pro forma net loss data (unaudited), reflecting pro forma
   tax provision on income of ExpressBill Companies
   (see Notes 4 and 15):
         Historical loss from continuing operations
              before income taxes and loss in investee            $ (25,928)       $(36,590)       $   (396)
         Pro forma provision (benefit) for income taxes              (4,186)          1,882             (50)
         Loss in investee                                                 0               0          (1,776)
                                                                  -----------------------------------------
         Pro forma loss from continuing operations                  (21,742)        (38,472)         (2,122)
         Income from discontinued operations, net
            of income taxes                                               0               0              30
         First data transaction expenses,
            Including income taxes                                        0               0          (2,431)
                                                                  -----------------------------------------
         Pro forma loss from discontinued operations                      0               0          (2,401)
                                                                  -----------------------------------------
         Pro forma net loss                                       $ (21,742)       $(38,472)       $ (4,523)
                                                                  =========================================
         Pro forma loss per common share
                           Continuing operations                  $   (1.10)       $  (2.33)       $  (0.14)
                           Discontinued operations                        0               0           (0.17)
                                                                  -----------------------------------------
         Pro forma net loss per common share                      $   (1.10)       $  (2.33)       $  (0.31)
                                                                  =========================================

See accompanying notes.

                                ENVOY Corporation

                 Consolidated Statements of Shareholders' Equity

                                 (In thousands)


                                             COMMON STOCK      PREFERRED STOCK   ADDITIONAL   RETAINED                    TOTAL
                                          -----------------   ----------------    PAID-IN     EARNINGS     DEFERRED   SHAREHOLDERS'
                                           SHARES    AMOUNT    SHARES   AMOUNT    CAPITAL    (DEFICIT)   COMPENSATION    EQUITY
                                          ---------------------------------------------------------------------------------------
Balance at December 31, 1994              14,514   $ 11,081                       $ 35,190    $  8,558     $(1,264)     $  53,565
   Stock options exercised                   271        271                            349           0           0            620
   Income tax benefit realized on exercise
     of stock options                          0          0                             46           0           0             46
   First Data merger:
   Stock option compensation charge            0          0                              0           0       1,264          1,264
   Equity transfer                             0          0                        (28,430)     (6,989)          0        (35,419)
   Capital distributions of ExpressBill        0          0                              0        (212)          0           (212)
   Capital contributions of ExpressBill        4          3                             28           0           0             31
   Net loss                                    0          0                              0      (4,523)          0         (4,523)
                                          ---------------------------------------------------------------------------------------
Balance at December 31, 1995              14,789     11,355                          7,183      (3,166)          0         15,372
   Stock options exercised                   163        510                              0           0           0            510
   Stock issued in connection with
     acquisitions                            413      6,650   3,730   $ 40,100           0           0           0         46,750
   Conversion of debt to common stock        170      1,786       0          0           0           0           0          1,786
   Proceeds from issuance of stock         3,320     82,964       0          0           0           0           0         82,964
   Capital distributions of ExpressBill        0          0       0          0           0        (671)          0           (671)
   Capital contributions of ExpressBill        0          0       0          0          10           0           0             10
   Net loss                                    0          0       0          0           0     (38,307)          0        (38,307)
                                          ---------------------------------------------------------------------------------------
Balance at December 31, 1996              18,855    103,265   3,730     40,100       7,193     (42,144)          0        108,414
   Stock options exercised                   437      1,844       0          0           0           0           0          1,844
   Income tax benefit realized on exercise
     of stock options                          0      1,249       0          0           0           0           0          1,249
   Conversion of debt to common stock        781      8,214       0          0           0           0           0          8,214
   Proceeds from issuance of stock             3         80       0          0           0           0           0             80
   Capital distributions of ExpressBill        0          0       0          0           0      (1,547)          0         (1,547)
   Capital contributions of ExpressBill        0          0       0          0          15           0           0             15
   Net loss                                    0          0       0          0           0     (20,710)          0        (20,710)
                                          ---------------------------------------------------------------------------------------
Balance at December 31, 1997              20,076   $114,652   3,730   $ 40,100    $  7,208    $(64,401)     $    0      $  97,559
                                          =======================================================================================

See accompanying notes

                                ENVOY Corporation

                      Consolidated Statements of Cash Flows

                                 (In thousands)


                                                                           YEAR ENDED DECEMBER 31,
                                                                    1997             1996            1995
                                                                  -----------------------------------------

OPERATING ACTIVITIES:
NET LOSS                                                          $ (20,710)       $(38,307)       $ (4,523)
Adjustments to reconcile net loss to net cash
  provided by operating activities:
       Depreciation and amortization                                 26,095          19,518           3,807
       Stock option compensation expense                                  0               0           1,264
       Provision for losses on accounts receivable                    1,461           1,112             430
       Deferred income tax provision (benefit)                      (12,546)            339              11
       Write-off of certain assets and investments                   38,000          32,281             820
       Changes in assets and liabilities, net of First
         Data transaction and acquired businesses:
           Decrease (increase) in accounts receivable                (9,782)         (8,709)             66
           Decrease (increase) in inventories                           388            (543)         (1,643)
           Decrease (increase) in other current assets                  981          (1,887)           (619)
           Increase (decrease) in accounts payable, accrued
                    expenses and other current liabilities           (1,900)           (621)          2,180
                                                                  -----------------------------------------
Net cash provided by operating activities                            21,987           3,183           1,793

INVESTING ACTIVITIES
Net (increase) decrease in short-term investments                         0           5,103          (5,103)
Purchases of property and equipment                                  (8,744)         (5,356)         (8,507)
Decrease (increase) in other assets                                  (1,998)              0           1,047
Investment in EMC                                                         0               0            (750)
Payments for businesses acquired, net of cash
  acquired of $5,543 in 1996                                        (40,412)        (93,744)              0
                                                                  -----------------------------------------
Net cash used in investing activities                               (51,154)        (93,997)        (13,313)

FINANCING ACTIVITIES
Proceeds from issuance of preferred stock                                 0          40,100               0
Proceeds from issuance of common stock                                3,174          88,474             623
Capital distributions of ExpressBill                                 (1,391)           (671)           (212)
Capital contributions of ExpressBill                                     15              10               0
Proceeds from long-term debt                                              0          44,267          10,457
Payments on long-term debt                                             (304)        (44,387)         (1,447)
Proceeds from (payments on) short-term debt                            (466)            639             741
Payment of deferred financing costs                                       0          (1,200)              0
Cash transferred in First Data transaction                                0               0          (2,743)
                                                                  -----------------------------------------
Net cash provided by financing activities                             1,028         127,232           7,419
                                                                  -----------------------------------------
Net increase (decrease) in cash and
  cash equivalents                                                  (28,139)         36,418          (4,101)
Cash and cash equivalents at beginning of year                       36,737             319           4,420
                                                                  -----------------------------------------
Cash and cash equivalents at end of year                          $   8,598        $ 36,737        $    319
                                                                  =========================================

         (Continued)

                                ENVOY Corporation

                                 (In thousands)


                                                                           YEAR ENDED DECEMBER 31,
                                                                    1997             1996            1995
                                                                  -----------------------------------------

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid                                                     $    (238)       $ (2,357)       $   (659)
Interest received                                                 $   1,250        $  1,024        $    380
Income taxes paid                                                 $  (5,952)       $   (371)       $   (496)

NONCASH TRANSACTIONS
First Data transaction:
   Book value of assets transferred, excluding
       cash                                                       $       0        $      0        $ 36,083
   Liabilities transferred                                                0               0          (3,407)
   Equity transferred                                                     0               0         (35,419)
                                                                  -----------------------------------------
Cash transferred                                                  $       0        $      0        $ (2,743)
                                                                  =========================================

ACQUISITIONS
Working capital                                                   $       0        $    302        $      0
Intangible assets                                                         0           1,348               0
Common stock Issued                                                       0          (1,650)              0
                                                                  -----------------------------------------
Cash transferred                                                  $       0        $      0        $      0
                                                                  =========================================

Conversion of debt to common stock                                $   8,214        $  1,786        $      0
                                                                  =========================================

See accompanying notes

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements





1.    ORGANIZATION

ENVOY Corporation, a Tennessee corporation (the "Company" or "New Envoy"), was incorporated in August 1994 as a wholly-owned subsidiary of Envoy Corporation, a Delaware corporation ("Old Envoy"), and through a stock dividend distribution by Old Envoy of all of the outstanding shares of the common stock of New Envoy (the "Distribution") the Company ceased to be a wholly-owned subsidiary of Old Envoy. Immediately after the Distribution, Old Envoy was merged with and into First Data Corporation ("First Data") (see Note 3). Old Envoy was formed in 1981 to develop and market electronic transaction processing services to capture and transmit time critical information for the financial services and health care markets. In 1995, the assets and liabilities of Old Envoy associated with the electronic transaction processing for the health care markets and governmental benefits programs were transferred to New Envoy. For accounting purposes, the Company's financial statements for 1995 include financial information for its predecessor, Old Envoy, with the financial services electronic processing business (the "Financial Business") shown as discontinued operations. For purposes of the notes to the consolidated financial statements, the "Company" refers to Old Envoy and New Envoy for the period prior to June 6, 1995. The Company currently provides electronic data interchange services to participants in the health care market, including pharmacies, physicians, hospitals, dentists, billing services, commercial insurance companies, managed care organizations, state and federal government agencies and others.

As more fully discussed in Note 4, on February 27, 1998, the Company completed business combinations with Professional Office Services, Inc. ("POS"), XpiData, Inc. ("XpiData") and Automated Revenue Management, Inc. ("ARM"; and together with POS and XpiData sometimes collectively referred to as the "ExpressBill Companies"). These transactions have been accounted for as poolings of interests and the Company's historical consolidated financial statements for 1997, 1996 and 1995 have been restated to include the accounts and results of operations of the ExpressBill Companies.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation.

CASH AND CASH EQUIVALENTS

The Company considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The carrying amount approximates fair value because of the short maturity of those instruments.

SHORT-TERM INVESTMENTS

Short-term investments include investments in fixed rate securities consisting primarily of bonds and corporate notes. These investments have maturity dates of one to five years from the date of purchase and are accounted for in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." All short-term investments were sold prior to December 31, 1996.

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements





Proceeds, gross realized gains and gross realized losses from the sale of available-for-sale securities were $6,126,000, $1,911, and $39,138, respectively, in 1996 and $9,470,000, $288,000, and $9,000, respectively, in 1995. The cost of securities sold is based on the specific identification method.

CONCENTRATION OF CREDIT RISK

The Company has one customer that accounted for approximately 12% of the Company's consolidated revenues for 1997 and accounted for approximately 16% of consolidated accounts receivable. No single customer accounted for more than 10% of consolidated revenues in 1996 or 1995.

INVENTORIES

Inventories consist primarily of point-of-service terminals and supplies used in the patient statement business, and are stated at the lower of cost (first-in, first-out method) or market.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is provided over the estimated lives of the respective assets on the straight-line basis principally over five to seven years. Depreciation expense totaled $6,141,000, $4,920,000 and $2,674,000 for 1997, 1996 and 1995, respectively.

OTHER ASSETS

Other assets, including goodwill, customer lists, covenants not to compete, developed technology, assembled work force, and submitter/payor relationships, are being amortized on a straight-line basis over two to fifteen year time periods, as applicable. The Company periodically evaluates the recoverability of such intangibles resulting from business acquisitions and measures the amount of impairment, if any, by assessing current and future levels of income and cash flows as well as other factors, such as business trends and prospects and market and economic conditions. Amortization expense related to such intangible assets for 1997, 1996 and 1995 was $19,955,000, $14,589,000 and $39,000, respectively.
At December 31, 1997 and 1996, accumulated amortization of intangible assets was $34,473,000 and $14,590,000, respectively.

REVENUE RECOGNITION

Processing services revenue is recognized as the transactions are processed. Receivables generally are due within 30 days and do not require collateral.

LOSS PER COMMON SHARE

In 1997, the Company adopted the provisions of SFAS No. 128, Earnings per Share. SFAS 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. The adoption of SFAS No. 128 had no impact on the Company's computation of earnings per share for the current or prior periods.

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements






RESEARCH AND DEVELOPMENT

Research and development expenses of $2,135,000 in 1997, $1,779,000 in 1996 and $1,466,000 in 1995 were charged to cost of revenue as incurred until technological feasibility had been established for the product. Thereafter, all software development costs are capitalized until the products are available for general use by customers. The Company has not capitalized any significant software costs to date.

INCOME TAXES

The Company and XpiData have used the liability method of accounting for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes." The former stockholders of POS and ARM elected under Subchapter S of the Internal Revenue Code (the "Code") to include such companies' income in their own income for federal and state income tax purposes. Accordingly, POS and ARM were not subject to federal or state income taxes for periods prior to the Company's business combinations with the ExpressBill Companies.

USE OF ESTIMATES

The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

STOCK BASED COMPENSATION

Under various benefit plans, the Company grants stock options for a fixed number of shares to employees and directors with an exercise price which approximates the fair value of the shares at the date of grant. The Company also has an Employee Stock Purchase Plan, which is qualified under Section 423 of the Code. The Company accounts for stock based compensation in accordance with Accounting Principles Board ("APB") Opinion No. 25, ("APB No. 25") "Accounting for Stock Issued to Employees," and, accordingly, recognizes no compensation expense.

RECLASSIFICATIONS

Certain reclassifications have been made in the 1996 and 1995 consolidated financial statements to conform with the 1997 presentation.

3.    DISCONTINUED OPERATIONS--TRANSACTION WITH FIRST DATA CORPORATION

On June 6, 1995, the Company completed a merger of its Financial Business with First Data (the "First Data Merger"). Pursuant to a management services agreement entered into in connection with the First Data Merger, the Company received a fee from First Data of $1,500,000 per annum, payable in quarterly installments of $375,000, during the first two years following the First Data Merger. Management fees of $650,000, $1,500,000 and $850,000 for the years ended December 31, 1997, 1996 and 1995 are classified in revenues in the consolidated statements of operations.

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements





The net assets of the Financial Business were merged with and into First Data and were accounted for as discontinued operations.

Revenues of the Financial Business were $12,828,000 for the period January 1, 1995 through June 6, 1995.

The Company incurred $1,997,000 in expense related to the Distribution and First Data Merger for the year ended December 31, 1995. These expenses consisted primarily of legal, accounting and financial advisor fees. As set forth in the merger agreement, First Data paid 50% of the costs of the transactions up to a maximum expense to First Data of $2,000,000. The $1,997,000 incurred by the Company is net of the $2,000,000 paid by First Data. The costs associated with the First Data Merger have been included in discontinued operations including applicable income taxes of $434,000 for the year ended December 31, 1995 and reflect the reversal of tax benefits previously recognized for such charges.

4. BUSINESS COMBINATIONS

BUSINESS COMBINATIONS ACCOUNTED FOR AS POOLINGS OF INTERESTS

On February 27, 1998, the Company completed business combinations with the three companies operating the ExpressBill patient statement processing and printing services businesses, for an aggregate of 3,500,000 shares of ENVOY Common Stock ("Common Stock"). Shareholders of XpiData, based in Scottsdale, Arizona, received 1,365,000 shares and shareholders of POS and its affiliated company, ARM, both of which are based in Toledo, Ohio, received an aggregate of 2,135,000 shares. The ExpressBill patient statement services include electronic data transmission and formatting, statement printing and mailing services for health care providers and practice management system vendors. These transactions have been accounted for as poolings of interests. Accordingly, the Company's historical consolidated financial statements for 1997, 1996 and 1995 have been restated to include the accounts and results of operations of the ExpressBill Companies. A reconciliation of previously reported revenues and earnings appears below:

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements




                                                                           YEAR ENDED DECEMBER 31,
                                                                    1997             1996            1995
                                                                  -----------------------------------------
                                                                     (In thousands, except per share data)

REVENUES:
       Previously reported                                        $ 113,693        $ 76,584        $ 26,055
       ExpressBill Companies                                         23,912          13,988           8,142
                                                                  -----------------------------------------
       Restated                                                   $ 137,605        $ 90,572        $ 34,197
                                                                  =========================================
Net income (loss) from continuing operations
       Previously reported                                        $ (23,763)       $(38,900)       $ (2,000)
       ExpressBill Companies                                          3,053             593            (122)
                                                                  -----------------------------------------
       Restated                                                   $ (20,710)       $(38,307)       $ (2,122)
                                                                  =========================================
Net loss per common share from continuing operations
       Previously reported                                        $   (1.47)       $  (2.99)       $  (0.18)
       Restated                                                   $   (1.05)       $  (2.32)       $  (0.14)


BUSINESS COMBINATIONS ACCOUNTED FOR AS PURCHASES

Each of the following acquisitions was accounted for under the purchase method of accounting, applying the provisions of APB Opinion No. 16 ("APB 16") and, as a result, the Company recorded the assets and liabilities of the acquired companies at their estimated fair values with the excess of the purchase price over these amounts being recorded as goodwill. Actual allocations of goodwill and identifiable intangibles will be based upon further studies and may change during the allocation period, generally one year following the date of acquisition. The financial statements reflect the operations of the acquired businesses for the periods after their respective dates of acquisition.

NATIONAL ELECTRONIC INFORMATION CORPORATION ("NEIC")

On March 6, 1996, the Company's shareholders approved the acquisition of NEIC for an aggregate purchase price of approximately $94,301,000, consisting of $88,354,000 paid to the NEIC stockholders and certain other transaction and acquisition costs of $5,947,000. The Company recorded $37,631,000 in goodwill and $19,600,000 of identifiable intangible assets related to the NEIC acquisition.

In connection with the NEIC acquisition, the Company incurred a one time write-off of acquired in-process technology of $30,000,000. Such amount was charged to expense in 1996 because this amount related to research and development that had not reached technological feasibility and for which there was no alternative future use.

The NEIC acquisition was financed through equity and debt financing. An aggregate of 3,730,233 shares of the Company's Series B Convertible Preferred Stock (the "Series B Preferred Stock") were issued to three investors for a total purchase price of $40,100,000. Additionally, the Company issued 333,333 shares of Common Stock to various investors for an aggregate purchase price of $5,000,000. The Company also entered into a credit agreement, whereby the Company obtained $50,000,000 in bank

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements





financing in the form of a $25,000,000 revolving credit facility and a $25,000,000 term loan. An additional 840 shares of NEIC cumulative redeemable preferred stock were redeemed by the Company on August 1, 1996 at a redemption price of approximately $2,200,000.

TELECLAIMS, INC. ("TELECLAIMS")

On March 1, 1996, the Company acquired all the issued and outstanding capital stock of Teleclaims in exchange for 73,242 shares of Common Stock yielding a purchase price of approximately $1,500,000. Goodwill and identifiable intangibles in the amount of $648,000 were recorded in connection with the acquisition of Teleclaims. Also recorded as part of the Teleclaims acquisition was a one time write-off of acquired in-process technology of $700,000. Such amount was charged to expense in 1996 because this amount related to research and development that had not reached technological feasibility and for which there was no alternative future use.

NATIONAL VERIFICATION SYSTEMS, L. P. ("NVS")

On September 13, 1996, the Company completed the acquisition of certain assets and liabilities of NVS for $2,150,000 in cash and the assumption of certain liabilities. Goodwill and other identifiable intangible assets in the amount of $1,864,000 were recorded in connection with the NVS acquisition.

PROFESSIONAL OFFICE SYSTEMS, INC. ("POSI")

On October 31, 1996, the Company acquired all the issued and outstanding capital stock of POSI, the electronic data interchange clearinghouse for Blue Cross and Blue Shield of the National Capital Area, for approximately $6,400,000 in cash and the assumption of certain liabilities. Goodwill and identifiable intangibles in the amount of $6,742,000 were recorded in connection with the acquisition of POSI.

DIVERSE SOFTWARE SOLUTIONS, INC. ("DSS")

On March 11, 1997, the Company completed the acquisition of certain assets of DSS for $4,000,000 in cash, plus a variable payout based upon revenue earned during a specified period following the acquisition, and the assumption of certain liabilities. At December 31, 1997, the Company had recorded a liability of $2,200,000 related to the variable payments, which were paid in February 1998. This obligation is included in accrued expenses at December 31, 1997. The Company recorded $5,164,000 of goodwill and other identifiable intangible assets related to the DSS acquisition. Also recorded as part of the DSS acquisition was a one-time write-off of acquired in-process technology of $3,000,000. Such amount was charged to expense in 1997 because this amount related to research and development that had not reached technological feasibility and for which there was no alternative future use.

HEALTHCARE DATA INTERCHANGE CORPORATION ("HDIC")

On August 7, 1997, the Company acquired all the issued and outstanding capital stock of HDIC, the electronic data interchange ("EDI") health care services subsidiary of Aetna U.S. Healthcare, Inc. ("AUSHC"), for approximately $36,400,000 in cash and the assumption of approximately $14,800,000 in liabilities including approximately $13,800,000 relating to the assumption of unfavorable contracts. At December 31, 1997, the remaining liability for unfavorable contracts was $13,073,000, with $9,163,000 classified as a non-current liability, and $3,910,000 classified as a current liability in accrued expenses and other current liabilities. In addition, the Company and AUSHC simultaneously entered into a long-term services agreement under which AUSHC has agreed to use the

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements





Company as its single source clearinghouse and EDI network for all AUSHC electronic health care transactions. Based upon management's preliminary estimates, the Company recorded approximately $16,100,000 for goodwill and other identifiable intangible assets related to the HDIC acquisition. Also recorded as part of the HDIC acquisition was a one-time write-off of acquired in-process technology of $35,000,000. Such amount was charged to expense in 1997 because this amount related to research and development that had not reached technological feasibility and for which there was no alternative future use.

The following presents unaudited pro forma results of operations (including the one-time write-offs of acquired in-process technology and all merger and facility integration costs) for the years ended December 31, 1997, 1996 and 1995 assuming the business combinations with the ExpressBill Companies and all acquisitions accounted for as purchases, including EMC*Express, Inc. ("EMC") (see Note 7), had been consummated at the beginning of the periods presented (in thousands, except per share data):



                                          YEAR ENDED DECEMBER 31,
                                  1997              1996            1995
                                ------------------------------------------
Revenues                        $ 144,099        $ 115,978        $ 87,104
Net loss                          (25,826)         (46,107)        (40,431)
Net loss per common share           (1.31)           (2.74)          (2.67)



5. SALE OF THE GOVERNMENT SERVICES BUSINESS

On September 16, 1997, the Company completed the sale of substantially all of the assets related to the Company's hunting and fishing licenses and electronic benefit transfer business (collectively "the Government Services Business") for
(i) $500,000 payable in the form of a promissory note due and payable in full on August 31, 1999 and (ii) certain contingent payment amounts based upon the achievement of specified future operating results of the Government Services Business. The Company recorded a gain of $500,000 related to the sale of the Government Services Business in 1997. The results of operations of the Government Services Business are included in the Company's consolidated statements of operations through the date of disposition.

6. MERGER AND FACILITY INTEGRATION COSTS

As a result of the acquisitions of NEIC and Teleclaims in March 1996, the Company approved a plan that reorganized certain of its operations, personnel and facilities to gain the effects of potential cost savings and operating synergies. The cost of this plan to integrate the acquired companies was recognized as incurred in accordance with the guidance set forth in Emerging Issues Task Force Issue 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)" and was not part of the purchase price allocation. The costs for the year ended December 31, 1996 associated with this plan of $4,664,000 represent exit costs associated with lease terminations, personnel costs, writedowns of impaired assets and other related costs that were incurred as a direct result of the plan and were classified as merger and facility integration costs in the consolidated statements of operations. The employee groups terminated included accounting, marketing and certain areas of the systems and operations departments. The number of employees terminated was approximately 120. Amounts charged against the liability for 1997 and 1996 were approximately $385,000 and $1,434,000, respectively.

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements





7. LOSS IN INVESTEE

On January 28, 1995, the Company purchased 17.5% of the capital stock of EMC for approximately $570,000. In connection therewith, the Company paid $250,000 for an option to purchase the remainder of the capital stock of EMC (the "Option"), and also entered into a management agreement to provide management services to EMC (the "Management Agreement"). Under the terms of the Management Agreement, the Company agreed to fund certain operating costs of EMC in the form of advances. The Management Agreement could be terminated by the Company at any time on 60 days written notice, at which time the Option would be terminated. The Company gave notice to terminate the Management Agreement on January 31, 1996. As a result of the termination notice and other facts and circumstances, the Company determined that it was probable an impairment to its investment had occurred. Accordingly, the Company recorded an adjustment in the fourth quarter of 1995 in the amount of $1,637,000 to recognize an impairment in the carrying value of its investment and cumulative advances. During 1995, the Company recognized losses for its initial investment and option aggregating $820,000, advances of $817,000 and equity losses of $139,000 for a total loss in the EMC investment of $1,776,000.

Based on the Company's decision to terminate the Management Agreement, the Company discontinued the equity method of accounting for EMC and began accounting for the investment on a cost basis during the fourth quarter of 1995. Accordingly, the funding of EMC's operating costs in 1996 were charged to operating expenses. The Company was committed through March 31, 1996 to continue to fund certain operating costs of EMC. The amounts disbursed for the funding of these costs during the first two quarters of 1996 were $540,000.

Following the termination of the Management Agreement and the Option, certain shareholders of EMC filed a lawsuit in March 1996 against the Company asserting claims for breach of contract and negligent conduct. On October 18, 1996, the Company settled this lawsuit for $300,000. Concurrent with the settlement of the lawsuit, the Company completed the acquisition of the remaining 82.5% interest in EMC for approximately $2,000,000 in cash. The EMC acquisition was accounted for under the purchase method of accounting applying the provisions of APB No. 16 and, as a result, the Company recorded the assets and liabilities at their estimated fair values. The Company recorded $1,954,000 of other identifiable intangible assets related to the EMC acquisition. The operations of EMC are included in the consolidated statements of operations from the date of acquisition.

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements





8. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consists of the following (in thousands):



                                                                  DECEMBER 31,
                                                               1997          1996
                                                             ---------------------
Current portion of liability for unfavorable contracts       $ 3,910       $     0
Liability to former owners of DSS                              2,200             0
Unearned income                                                1,942             0
Accrued communication expense                                  1,982         2,263
Accrued income taxes                                           1,679         1,898
Accrued salaries and benefits                                  2,348         2,104
Accrued vendor incentives                                      1,808         1,110
Customer deposits                                              1,894           833
Other                                                          7,599         4,946
                                                             ---------------------
                                                             $25,362       $13,154
                                                             =====================

The liability to former owners of DSS was paid in February 1998 and is related to the DSS acquisition, and the liability for unfavorable contracts is related to the HDIC acquisition (see Note 4).

9. SHORT-TERM DEBT

At December 31, 1997, the ExpressBill Companies had various lines of credit collateralized by certain assets. The lines of credit charged interest at rates ranging from prime rate to prime plus 2%, which resulted in interest rates ranging from 8.5% to 10.5% at December 31, 1997. These lines of credit included various financial and other covenants, and were due on demand. The Company was in compliance with these covenants or obtained appropriate waivers at December 31, 1997. The outstanding balance under these lines of credit was $1,315,000 at December 31, 1997.

10. LONG-TERM DEBT

In connection with the Distribution and First Data Merger, the Company entered into a $10,000,000 note agreement with First Data on June 6, 1995 (the "Convertible Note"). The Convertible Note was convertible, at the option of the holder, into fully paid and nonassessable shares of Common Stock, on terms subject to adjustment for stock dividends, subdivision, and combinations, subsequent issuances of Common Stock, issuances of certain rights, stock purchase rights or convertible securities and certain issuer tender offers. During 1996, First Data sold the Convertible Note to an unrelated third party for $13,500,000.

On November 7, 1996, the Company filed a registration statement with the Securities and Exchange Commission covering the offering of 321,289 shares of Common Stock pursuant to the demand of the current holders of the Convertible Note under a Registration Rights

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements





Agreement dated June 6, 1995. The Company was advised by the holders of the Convertible Notes that they intended to convert $3,380,000 principal amount of the Convertible Notes into 321,289 shares of Common Stock to permit their sale pursuant to the registration statement. Prior to the termination of the registration statement on May 19, 1997, an aggregate of $2,245,000 in principal amount of the Convertible Notes was converted into 213,389 shares of Common Stock and sold pursuant to the registration statement. In a series of unrelated transactions, the remaining $7,755,000 in principal amount of the Convertible Notes was converted into 737,167 shares of Common Stock through June 1997. Accordingly, no Convertible Notes remain outstanding.

In November 1996, the Company amended its revolving credit facility to increase the amount of credit available thereunder to $50,000,000. As of December 31, 1997, the Company had no amounts outstanding under the amended credit facility. Any outstanding borrowing made against the amended credit facility would bear interest at a rate equal to the Base Rate (as defined in the amended credit facility) or LIBOR. The amended credit facility expires June 30, 2000. The amended credit facility contains financial covenants applicable to the Company including ratios of debt to capital, annualized EBITDA to annualized interest expense, restrictions on payment of dividends, and certain other financial covenants customarily included in a credit facility of this type. The Company and its subsidiaries also are subject to certain restrictions relating to payment of dividends, acquisitions, incurrence of debt and other restrictive provisions. The amended credit facility is secured by substantially all of the assets of the Company and its subsidiaries.

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements





Long-term debt consists of the following (in thousands):


                                                      DECEMBER 31,
                                                -----------------------
                                                 1997           1996
                                                ----------------------
Convertible note                                $     0        $ 8,214

Other debt and capital lease obligations,
  payable through 2002, interest ranging
  from 9.25% to 22% secured by assets               790          1,099
                                                ----------------------
                                                    790          9,313
Less current portion                               (263)          (387)
                                                ----------------------
                                                $   527        $ 8,926
                                                ======================


Annual long-term debt and capital lease obligations principal requirements are as follows (in thousands):


               1998                    $263
               1999                     307
               2000                     163
               2001                      50
               2002                       7
                                       ----
                                       $790
                                       ====

11. LEASES AND COMMITMENTS

The Company leases certain equipment and office space under operating leases. Rental expense incurred under the leases during the years ended December 31, 1997, 1996 and 1995 was approximately $2,207,000, $1,955,000 and $1,304,000, respectively.

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements





Future minimum rental payments at December 31, 1997 under operating lease arrangements are as follows (in thousands):


          1998                                            $ 3,099
          1999                                              3,207
          2000                                              2,872
          2001                                              2,438
          2002                                              1,603
          Thereafter                                        1,055
                                                          -------
          Total minimum lease payments                    $14,274
                                                          =======

12. STOCK INCENTIVE PLANS

The Company has elected to follow APB No. 25 and related Interpretations in accounting for its stock options because, as discussed below, the alternative fair value accounting provided for under SFAS No. 123, "Accounting for Stock-Based Compensation," requires use of option valuation models that were not developed for use in valuing stock options. Under APB No. 25, because the exercise price of the Company's stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements





At December 31, 1997, the Company had reserved 4,214,640 shares of Common Stock for issuance in connection with the stock option plans. Summaries of stock options outstanding are as follows:



                                                                           WEIGHTED-
                                      NUMBER OF        OPTION PRICE PER     AVERAGE
                                       SHARES               SHARE        EXERCISE PRICE
                                     --------------------------------------------------
Outstanding, December 31, 1994        1,477,000       $ 1.83 - $ 7.00       $ 2.61
    Granted                           1,829,000         2.19 -  18.00         9.54
    Exercised                          (271,000)        1.83 -   3.79         2.28
                                     ---------------------------------------------
Outstanding, December 31, 1995        3,035,000         1.83 -  18.00         6.81
    Granted                             625,000        20.25 -  40.25        24.53
    Exercised                          (163,000)        1.83 -   7.75         3.12
    Canceled                           (268,000)        7.75 -  10.00         9.02
                                     ---------------------------------------------
Outstanding, December 31, 1996        3,229,000         1.83 -  40.25        10.25
    Granted                             834,000        21.25 -  36.75        23.22
    Exercised                          (437,000)        1.83 -  20.75         4.25
    Canceled                           (224,000)        7.75 -  30.00        19.92
                                     ---------------------------------------------
Outstanding, December 31, 1997        3,402,000       $ 1.83 - $37.00       $13.58
                                     =============================================

The number of stock options exercisable and the weighted average exercise price of these options was 1,147,500 and $5.76 and 1,254,000 and $3.47 at December 31, 1997 and 1996, respectively. The weighted-average fair value of options granted during 1997 and 1996 was $10.96 and $13.93, respectively. The weighted-average remaining contractual life of those options is 5 years.

The Company's Amended and Restated 1995 Employee Stock Incentive Plan has authorized the grant of options for up to 3,000,000 shares of Common Stock. All options granted have 10 year terms from the grant date and vest over periods from one to five years from the date of grant. At December 31, 1997, options for the purchase of 2,691,000 shares were outstanding under this plan.

The Company's Amended and Restated 1995 Stock Option Plan for Outside Directors has authorized the grant of options to the Company's non-employee directors for up to 60,000 shares of Common Stock. All options granted have 10 year terms and become fully exercisable one year from the date of grant. At December 31, 1997, options for the purchase of 24,000 shares were outstanding under this plan.

Prior to the First Data Merger, Old Envoy had outstanding non-qualified stock options for the purchase of 1,214,640 shares of Common Stock. The grants were made under the 1987 Stock Option Plan, the 1990 Director Stock Option Plan, the 1990 Officer and Employee Stock Option Plan, the 1992 Non-Employee Directors' Plan and the 1992 Incentive Plan. Because all of these grants were made prior to the First Data Merger, no further grants may be made under these plans. All options granted thereunder have 10 year terms from the

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements





grant date. In connection with the Distribution and First Data Merger, each holder of an outstanding option to purchase shares of Old Envoy common stock (an "Old Envoy Option") received an option to purchase an equal number of shares of Common Stock (a "New Envoy Option"). The exercise price of the New Envoy Option is equal to a percentage (the "distribution percentage") of the exercise price of the Old Envoy Option. The distribution percentage was established based upon the market prices of Common Stock and Old Envoy Common Stock as determined by the ratio of (i) the average of the closing prices of Common Stock on the three trading days immediately following the First Data Merger to (ii) the closing price of Old Envoy Common Stock immediately prior to the First Data Merger. The distribution percentage was 33.33% and resulted in a retroactive correspondingly downward adjustment of each New Envoy Option. The distribution percentage adjustment was designed to place the holder of an Old Envoy Option in the same economic position after the First Data Merger as before the First Data Merger. At December 31, 1997, options for the purchase of 687,000 shares were outstanding and fully exercisable under these plans.

The Compensation Committee of the Board of Directors amended the 1992 Incentive Plan in August 1994 to provide that all options thereunder would vest immediately preceding the expiration of such option grant or earlier upon the attainment of certain performance criteria. This amendment resulted in the recording of deferred compensation and additional paid-in capital of approximately $1,974,000. The deferred compensation was recognized as an expense over the vesting period. As a result of the First Data Merger, the vesting of all outstanding options was accelerated and all options became fully vested as of the effective date of the First Data Merger. Accordingly, during the year ended December 31, 1995, the remaining deferred compensation expense of $1,264,000 was recognized.

Pro forma information regarding net loss and loss per share is required by SFAS No. 123, which also requires that the information be determined as if the Company has accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1997 and 1996, respectively: risk-free interest rates of 5.77% and ranging from 5.36% to 6.69%; no dividend yield; volatility factors of the expected market price of Common Stock ranging from .436 to .455 and .385 to .419, respectively; and a weighted-average expected life of the option of 5 years.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its stock options.

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements





For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows (in thousands, except for loss per share information):


                                             1997            1996          1995
                                          --------        --------       -------
Pro forma net loss                        $(23,947)       $(40,047)      $(4,960)
Pro forma loss per common share              (1.22)          (2.42)         (.34)

Because SFAS No. 123 is applicable only to options granted subsequent to December 31, 1994, its pro forma effect will not be fully reflected until the new rules are applied to all outstanding awards.

The Company implemented the ENVOY Corporation Employee Stock Purchase Plan (the "ESPP") effective July 1, 1997, at which time participating employees became entitled to purchase Common Stock at a discounted price through accumulated payroll deductions. Under the terms of the ESPP, the purchase price of the Common Stock for participating employees will be the lesser of (i) 85% of the closing market price of the Common Stock on the last trading day of each quarterly enrollment period or (ii) 85% of the closing market price of the Common Stock on the first trading day of each quarterly enrollment period. The Company has reserved 1,000,000 shares of Common Stock for issuance under the ESPP. As of December 31, 1997, approximately 3,000 shares had been issued under the ESPP.

12. SERIES B PREFERRED STOCK

In March 1996, the Company issued 3,730,233 shares of Series B Preferred Stock in connection with the NEIC acquisition (see Note 4). The Series B Preferred Stock is recorded in the accompanying consolidated balance sheet at its liquidation preference of $10.75 per share, or $40,100,000 in the aggregate. Each share of Series B Preferred Stock is convertible into 1 share of Common Stock at any time. Each share of Series B Preferred Stock shall be entitled to vote on all matters that the holders of Common Stock are entitled to vote upon, on an as-if-converted basis, and shall be entitled to vote as a class with respect to actions adverse to any rights of the Series B Preferred Stock and the creation of any other class of preferred stock senior to or pari passu with the Series B Preferred Stock. The Series B Preferred Stock shall be entitled to dividends only to the extent cash dividends are declared and paid on the Common Stock on an as if converted basis. From and after January 1, 1999, the Company shall have an optional right to redeem all of the outstanding Series B Preferred Stock at a redemption price of $10.75 per share, provided that the average sale price of Common Stock for 60 trading days prior to the notice of redemption is not less than $21.50 per share. In February 1998, 930,233 shares of Series B Preferred Stock were converted into an equal number of shares of Common Stock.

13. SHAREHOLDER RIGHTS PLAN

In connection with the First Data Merger, the Board of Directors adopted a shareholder rights plan for the Company. The purpose of the shareholder rights plan is to protect the interests of the Company's shareholders if the Company is confronted with coercive or potentially unfair takeover tactics by encouraging third parties interested in acquiring the Company to negotiate with the Board of Directors.

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements





The shareholder rights plan is a plan by which the Company has distributed rights ("Rights") to purchase (at the rate of one Right per share of Common Stock) one-tenth of one share of Series A Preferred Stock at an exercise price of $60 per tenth of a share. The Rights are attached to the Common Stock and may be exercised only if a person or group (excluding certain share acquisitions as described in the plan) acquires 20% of the outstanding Common Stock or initiates a tender or exchange offer that would result in such person or group acquiring 10% or more of the outstanding Common Stock. Upon such an event, the Rights "flip-in" and each holder of a Right will thereafter have the right to receive, upon exercise, Series A Preferred Stock having a value equal to two times the exercise price. All Rights beneficially owned by the acquiring person or group triggering the "flip-in" will be null and void. Additionally, if a third party were to take certain action to acquire the Company, such as a merger or other business combination, the Rights would "flip-over" and entitle the holder to acquire shares of the acquiring person with a value of two times the exercise price. The Rights are redeemable by the Company at any time before they become exercisable for $0.01 per Right and expire in 2005.

14. COMMON STOCK OFFERING

In August 1996, the Company completed an underwritten public offering of 3,320,000 shares of Common Stock at $26.50 per share. Net proceeds from this offering were approximately $83,000,000, and were used to retire indebtedness of $25,000,000 outstanding under a term loan agreement and indebtedness of approximately $12,900,000 outstanding under a $25,000,000 revolving credit facility. The remaining proceeds were used for general corporate purposes, including funding working capital requirements and acquisitions.

15.  INCOME TAXES

The provision (benefit) for income taxes was comprised of the following (in thousands):


                                                         DECEMBER 31,
                                             1997           1996          1995
                                           ------------------------------------
Current:
   Federal                                 $  4,957        $   271        $ 359
   State                                      2,429          1,107           55
                                           ------------------------------------
Total current                                 7,386          1,378          414
Deferred:
   Federal                                  (10,091)         1,139           16
   State                                     (2,513)          (800)          (4)
                                           ------------------------------------
Total deferred                              (12,604)           339           12
                                           ------------------------------------
Provision (benefit) for income taxes       $ (5,218)       $ 1,717        $ 426
                                           ====================================

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements





The reconciliation of income tax computed by applying the U.S. federal statutory rate to the actual income tax provision (benefit) follows (in thousands):


                                                         DECEMBER 31,
                                             1997           1996          1995
                                           ------------------------------------
Income tax benefit at U.S. federal
    statutory rate                         $ (9,962)      $(12,580)     $(1,388)
Nondeductible merger costs                        0         10,459          679
Nondeductible goodwill amortization           4,499          3,411            0
State income taxes, net of federal
    benefit                                     (38)           210           29
Change in valuation allowance                   238            163        1,130
Other, net                                       45             54          (24)
                                           ------------------------------------
Income tax provision (benefit)             $ (5,218)      $  1,717      $   426
                                           ====================================


The classification of the provision (benefit) for income taxes in the consolidated statements of operations is as follows (in thousands):

                                                         DECEMBER 31,
                                             1997           1996          1995
                                           ------------------------------------
Income tax provision attributable to
     continuing operations                 $ (5,218)       $ 1,717        $ (50)
Discontinued operations:
     Income from operations                       0              0           42
     First Data transaction expense               0              0          434
                                           ------------------------------------
Total provision from discontinued
    operations                                    0              0          476
                                           ------------------------------------
Total income tax provision                 $ (5,218)       $ 1,717        $ 426
                                           ====================================

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements






Deferred income taxes reflects the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of significant items comprising the Company's temporary differences are as follows (in thousands):


                                                                       DECEMBER 31,
                                                                    1997          1996
                                                                  -----------------------
Deferred tax liability:
    Difference between book and tax depreciation
       and amortization related to property and equipment         $ (2,348)       $(2,211)
    Difference between book and tax amortization
         related to goodwill and other intangibles                  (3,552)        (6,158)
                                                                  -----------------------
Total deferred tax liabilities                                      (5,900)        (8,369)
                                                                  -----------------------
Deferred tax assets:
    Difference between book and tax amortization related to
         write-off of acquired in-process technology                14,018              0
    Difference between book and tax treatment
       of leased assets                                                585            516
    Reserves and accruals not currently deductible                   1,683          1,250
    Net operating loss                                                 398          4,629
    Difference between book and tax treatment
       of investments                                                  900            880
    Difference between book and tax treatment
       of compensation expense                                         408            581
    Tax credits                                                        583            503
    Other                                                              119            118
                                                                  -----------------------
Total deferred tax assets                                           18,694          8,477
Valuation allowance for deferred tax assets                         (1,025)          (787)
                                                                  -----------------------
Net deferred tax assets                                             17,669          7,690
                                                                  -----------------------
Net deferred tax assets (liability)                               $ 11,769        $  (679)
                                                                  =======================

At December 31, 1997, the Company had federal and state net operating loss carryforwards of approximately $12,400,000 and $17,800,000, respectively. All of the federal and approximately $7,400,000 of the state net operating losses relate to the exercise of employee stock options and the tax benefit will be allocated to equity when realized on the Company's tax returns. These losses begin to expire in 2003.

Of the $12,400,000 federal net operating losses, $10,800,000 are attributable to pre-acquisition years of NEIC and their use is limited by the Code to approximately $4,700,000 per year. The remaining $1,600,000 of federal net operating losses are

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements





attributable to pre-acquisition years of EMC and their use is limited by the Code to approximately $141,000 per year.

The valuation allowance at December 31, 1996 relates to the loss on the investment in EMC. The valuation allowance at December 31, 1997 relates to the loss on the investment in EMC plus certain tax credits that expire in 1997 and might not be realized on the Company's 1997 tax returns. The allowance was increased in 1997 to include these credits.

As previously discussed, POS and ARM operated under Subchapter S of the Code and were not subject to corporate federal or state income taxes. Had POS and ARM filed federal and state income tax returns as C corporations for 1997, 1996 and 1995, income tax expense (benefit) from continuing operations under the provisions of SFAS No. 109 would have been $(4,186,000), $1,882,000, and $(50,000), respectively, as reflected in the pro forma net loss data in the accompanying consolidated statements of operations.

16.  PROFIT-SHARING PLANS

The Company and its subsidiaries sponsor 401(k) profit-sharing plans and other noncontributory plans covering all employees who meet certain length of service and age requirements. Eligible employees may elect to reduce their current compensation and contribute to the 401(k) plans through salary deferral contributions. The Company matches employee contributions, generally up to 25% of the first 6% of compensation deferred by the employee. The amount of expense for the Company contribution for all plans was approximately $613,000, $583,000 and $112,000 for the years ended December 31, 1997, 1996 and 1995, respectively.

17.  FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, accounts receivable, and accounts payable approximate fair value. The carrying amount reported in the balance sheet for short-term and long-term debt also approximates fair value. The fair value of the Company's short-term and long-term debt is estimated using discounted cash flows and the Company's current incremental borrowing rate for similar types of borrowing arrangements.

                                ENVOY Corporation

                   Notes to Consolidated Financial Statements





18.  QUARTERLY FINANCIAL DATA (UNAUDITED)


                                                              1997
                                --------------------------------------------------------------
                                1ST QUARTER      2ND QUARTER     3RD QUARTER       4TH QUARTER
                                --------------------------------------------------------------
                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)

Revenues                        $ 30,763           $ 32,169        $ 34,693           $ 39,980
Gross profit                      15,541             16,623          17,920             21,082
Net loss                          (1,964)(a)            920         (20,540)(b)            874
Net loss per common share          (0.10)(a)           0.05           (1.03)(b)           0.04


                                                              1996
                                --------------------------------------------------------------
                                1ST QUARTER      2ND QUARTER     3RD QUARTER       4TH QUARTER
                                --------------------------------------------------------------
                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)

Revenues                        $ 12,984           $ 22,680        $ 25,375           $ 29,533
Gross profit                       6,278             11,342          12,654             15,019
Net loss                         (33,549)(c)           (888)         (1,310)(d)         (2,560)
Net loss per common share          (2.25)(c)          (0.06)          (0.08)(d)          (0.14)

(a) The Company recorded a $3,000,000 (or $0.16 per share) write-off of acquired in-process technology related to the DSS acquisition (see Note 4).

(b) The Company recorded a $35,000,000 (or $1.75 per share) write-off of acquired in-process technology related to the HDIC acquisition, less a related deferred income tax benefit of $13,300,000 (or $0.66 per share) (see Note 4).

(c) The Company recorded a $30,700,000 (or $2.06 per share) write-off of acquired in-process technology related to the NEIC and Teleclaims acquisitions (see Note 4).

(d) The Company recorded a $300,000 (or $0.02 per share) charge related to the settlement of the EMC lawsuit (see Note 7).

19. RELATED PARTY TRANSACTIONS

As a result of the business combinations with the ExpressBill Companies, the Company leases office space from a partnership of a significant stockholder. Rentals paid were approximately $92,000 annually in each of the years in the three year period ended December 31, 1997. During 1997, the Company entered into a lease, which extends through February 2013, for a new operating facility with this same partnership, with rentals to commence in March 1998. Annual rentals under this new lease will be $457,500 through February 2003, $503,250 through February 2008, and $553,575 through February 2013.

Schedule II
Valuation and Qualifying Accounts


December 31, 1995

                                        Balance at                              Charged to                               Balance
                                        Beginning           Charged to        Other Accounts-       Deductions            End of
Description                              of Period       Costs & Expenses        Describe            Describe             Period
----------------------------------------------------------------------------------------------------------------------------------
Allowance for Doubtful Accounts            $518,256              647,938                              a  464,231         $701,963
                                    ----------------------------------------------------------------------------------------------
                                           $518,256              647,938                   0             464,231         $701,963
                                    ============================================================================== ===============

December 31, 1996

                                        Balance at                              Charged to                               Balance
                                        Beginning           Charged to        Other Accounts-       Deductions            End of
Description                              of Period       Costs & Expenses        Describe            Describe             Period
----------------------------------------------------------------------------------------------------------------------------------
Allowance for Doubtful Accounts            $701,963            1,112,360         c   499,014         b    85,672       $2,227,665
                                    ----------------------------------------------------------------------------------------------
                                           $701,963            1,112,360             499,014              85,672       $2,227,665
                                    ==============================================================================================

December 31, 1997

                                        Balance at                              Charged to                               Balance
                                        Beginning           Charged to        Other Accounts-       Deductions            End of
Description                              of Period       Costs & Expenses        Describe            Describe             Period
----------------------------------------------------------------------------------------------------------------------------------
Allowance for Doubtful Accounts           $2,227,665            1,518,716        c    600,000        b    705,036     $3,641,345
                                    ----------------------------------------------------------------------------------------------
                                          $2,227,665            1,518,716             600,000             705,036     $3,641,345
                                    ==============================================================================================

a Of this amount, $264,231 represents allowance for doubtful accounts associated with the spin-off of the Financial Business which was transferred to First Data. The remaining $200,000 represents a write-off of known uncollectible receivables against the allowance account.

b This amount represents a write-off of known uncollectible receivables against the allowance account.

c These amounts represent amounts recorded in connection with the opening balances of the Acquired Businesses. See Notes 4 and 7 of Notes to Consolidated Financial Statements.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ENVOY CORPORATION


Date: May 5, 1998             /s/  Kevin M. McNamara
                              ----------------------
                              Kevin M. McNamara
                              Senior Vice President and Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit
-------

23.1       Consent of Ernst & Young LLP

23.2       Consent of Arthur Andersen LLP

27         Financial Data Schedule (for SEC use only)